                                                                   EXHIBIT 10.35

                ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST

         THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST (this
"Assignment") is made and entered into effective as of the ___ day of
_____________, 1992, by and between NISHIKAWA OF AMERICA INC. ("Nishikawa"), a
Delaware corporation and a subsidiary of Nishikawa Rubber Co., Ltd., a Japanese corporation, and NISCO HOLDING COMPANY ("Standard"), a Delaware corporation and a subsidiary of The Standard Products Co., an Ohio corporation;

                              W I T N E S S E T H :

         WHEREAS, Nishikawa and Standard are the sole partners of Nishikawa
Standard Company, a Delaware general partnership (the "Partnership"); and

         WHEREAS, Nishikawa desires to transfer and assign to Standard One and
Nine-Tenths percent (1.9%) of its interest in the Partnership (hereinafter the
"Assigned Interest"), and Standard desires to accept such transfer and assignment of the Assigned Interest;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

         1. Assignment. Nishikawa hereby transfers and assigns to Standard the
Assigned Interest and Standard hereby accepts the foregoing transfer and assignment of the Assigned Interest.

         2. Effective Date. This Assignment is effective as of the date first above written.

         3. Purchase Price. The consideration to be paid by Standard to
Nishikawa for the Assigned Interest shall be the sum of One Million Five Hundred
Thousand Dollars ($1,500,000) (the "Purchase Price"). The Purchase Price shall be paid by Standard to Nishikawa

by wire transfer of immediately available funds promptly after the execution of this Assignment by Standard and Nishikawa.

         4. Representations And Warranties Of Nishikawa. Nishikawa hereby represents, warrants and covenants to Standard that:

              (a) Nishikawa has all necessary power and authority to enter into this Assignment, and to perform its obligations hereunder;

              (b) This Assignment constitutes the valid and binding obligation of Nishikawa, enforceable against Nishikawa in accordance with its terms;

              (c) The execution and delivery of this Assignment and the
    consummation of the transactions contemplated hereby will not result in a breach of any terms of, or constitute a default under, any agreement or instrument to which Nishikawa is a party or by which Nishikawa is bound; and

              (d) Nishikawa owns good and marketable title to the Assigned
    Interest, free and clear of all liens, encumbrances, restrictions and defects of any kind (except for the restrictions set forth in the
    Partnership Agreement dated as of March 23, 1989, between Nishikawa and
    Standard, as amended), and the execution, delivery and performance of this
    Assignment by Nishikawa will not result in the imposition of any lien, encumbrance, restriction or defect upon the Assigned Interest.

         5. Representations and Warranties of Standard. Standard hereby represents, warrants and covenants to Nishikawa that:

              (a) Standard has all necessary power and authority to enter into this Assignment, and to perform its obligations hereunder;

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              (b) This Assignment constitutes the valid and binding obligation of Standard, enforceable against Standard in accordance with its terms; and

              (c) The execution and delivery of this Assignment and the
    consummation of the transactions contemplated hereby will not result in a breach of any terms of, or constitute a default under, any agreement or instrument to which Standard is a party or by which Standard is bound.

              (d) Standard accepts the restrictions set forth in the Partnership
    Agreement dated as of March 23, 1989, between Nishikawa and Standard, as amended.

         6. Governing Law. This Assignment and the transaction contemplated hereby shall be governed by and construed in accordance with the laws of the
State of Delaware, United States of America.

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